                                                                     EXHIBIT 4.3

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF, AS THE CASE MAY BE, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN PRIOR TO THE DATE WHICH IS THE LATER OF (i) TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES
ACT) AFTER THE LATER OF (Y) THE DATE OF ORIGINAL ISSUANCE HEREOF AND (Z) THE LAST DATE ON WHICH THE TRUST OR ANY AFFILIATE (AS DEFINED IN RULE 405 UNDER THE SECURITIES ACT) OF THE TRUST WAS THE HOLDER OF THIS SECURITY OR SUCH INTEREST OR PARTICIPATION (OR ANY PREDECESSOR THERETO) AND (ii) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY ANY SUBSEQUENT CHANGE IN APPLICABLE LAW, ONLY (A) TO THE DEBENTURE ISSUER OR THE TRUST, (B) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON THE HOLDER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER," AS DEFINED IN RULE 144A, THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3), (7) OR (8) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY OR SUCH INTEREST OR PARTICIPATION FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES TO NON-US PERSONS THAT OCCUR OUTSIDE THE UNITED STATES PURSUANT TO REGULATION S UNDER THE SECURITIES ACT OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHT OF THE DEBENTURE ISSUER AND THE TRUST PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR
(E) ABOVE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM IN ACCORDANCE WITH THE AMENDED AND RESTATED DECLARATION OF TRUST, A COPY OF WHICH MAY BE OBTAINED FROM THE DEBENTURE ISSUER OR THE TRUST. THE HOLDER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF, AS THE

CASE MAY BE, AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS.

THE HOLDER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF, AS THE CASE MAY BE, ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH A "PLAN"), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN MAY ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SECURITY OR SUCH INTEREST OR PARTICIPATION IS NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING HEREOF OR THEREOF, AS THE CASE MAY BE, THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(3) OF ERISA, OR A PLAN TO WHICH SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE, OR (ii) SUCH PURCHASE AND HOLDING WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH THERE IS NO APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER OF THIS SECURITY WILL DELIVER TO THE INSTITUTIONAL TRUSTEE AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS MAY BE REQUIRED BY THE AMENDED AND RESTATED DECLARATION OF TRUST TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

THIS SECURITY WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF THIS SECURITY IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS SECURITY OR SUCH INTEREST OR PARTICIPATION, AND SUCH PURPORTED

TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN.

Certificate Number: P-1                   Number of Preferred Securities: 13,000

                   Certificate Evidencing Preferred Securities
                                       of
                          PROASSURANCE CAPITAL TRUST I
                              Preferred Securities
               (liquidation amount $1,000 per Preferred Security)

ProAssurance Capital Trust I, a statutory trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that Wells Fargo Bank, National Association, as trustee for Dekania CDO II, Ltd., (the "Holder") is the registered holder of 13,000 preferred securities of the Trust representing undivided beneficial interests in the assets of the Trust, designated the Preferred Securities (liquidation amount $1,000 per Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust, dated as of April 29, 2004, as the same may be amended from time to time (the "Declaration of Trust"), including the designation of the terms of the Preferred Securities as set forth in Annex I to the Declaration of Trust. Capitalized terms used herein but not defined shall have the meaning given them in the Declaration of Trust. The Holder is entitled to the benefits of the Preferred Securities Guarantee to the extent provided therein. The Sponsor will provide a copy of the Declaration of Trust, the Preferred Securities Guarantee and the Indenture to a Holder without charge upon written request to the Trust at its principal place of business.

Upon receipt of this certificate, the Holder is bound by the Declaration of Trust and is entitled to the benefits thereunder.

In addition, the Holder is deemed to have (i) agreed to the terms of the Indenture and the Debentures, including that the Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined in the Indenture) as and to the extent provided in the Indenture and
(ii) agreed to the terms of the Preferred Securities Guarantee, including that the Preferred Securities Guarantee is subordinate and junior in right of payment to all other liabilities of the Sponsor, including the Debentures, except those made pari passu or subordinate by their terms, and pari passu with the most senior preferred or preference stock now or hereafter issued by the Sponsor and with any guarantee now or hereafter entered into by the Sponsor in respect of any preferred or preference stock of any Affiliate of the Sponsor. In addition, each Holder hereof by his or her acceptance hereof, hereby agrees to treat the Debentures as indebtedness for all United States federal income tax purposes.

By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Preferred Securities as evidence of indirect beneficial ownership in the Debentures.

Unless the Institutional Trustee's Certificate of Authentication hereon has been properly executed, these Preferred Securities shall not be entitled to any benefit under the Declaration or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Trust has executed this certificate this 29 day of April, 2004.

                                    PROASSURANCE CAPITAL TRUST I

                                    By:_________________________________________
                                    Name:
                                    Title: Regular Trustee

                                    By:_________________________________________
                                    Name:
                                    Title: Regular Trustee

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Preferred Securities referred to in the within-mentioned Declaration of Trust.

         Dated April 29, 2004

                                    WILMINGTON TRUST COMPANY.
                                    not in its individual capacity but solely as Institutional Trustee

                                    By:_________________________________________
                                        Authorized Signatory

Distributions on each Preferred Security will be payable at the rate per annum (the "Distribution Rate"), determined with respect to a Distribution Period, equal to LIBOR (as defined in the Declaration of Trust), plus 3.85%, of the stated liquidation amount of $1,000 per Preferred Security (provided, that the Distribution Rate for any Distribution Period prior to the Distribution Period commencing on the Distribution Payment Date on May 15, 2009 may not exceed 12.50% per annum and, provided, further that the Distribution Rate for any Distribution Payment Period may not exceed the highest rate permitted under New York law as the same may be modified by United States law of general application), such rate being the rate of interest payable on the Debentures to be held by the Institutional Trustee. Distributions in arrears beyond the applicable Distribution Payment Date (as defined below) will bear interest thereon compounded quarterly at the Distribution Rate ("Compound Interest") (to the extent permitted by applicable law). The term "Distributions," as used herein, includes such cash distributions and any such interest (including Additional Tax Sums and Compound Interest) payable unless otherwise stated. The Distribution Rate for any Distribution Period will at no time be higher than the maximum rate then permitted by applicable law. A Distribution will be made by the Institutional Trustee only to the extent that payments are made in respect of the Debentures held by the Institutional Trustee and to the extent the Institutional Trustee has funds available in the Institutional Trustee Account. The amount of Distributions payable for any period will be computed for any Distribution Period on the basis of a 360-day year and the actual number of days elapsed in such Distribution Period.

Except as otherwise described below, Distributions on the Preferred Securities will be cumulative, will accrue from April 29, 2004 and will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on August 15, 2004 (each, a "Distribution Payment Date"), to Holders of record on the relevant record dates, which will be the fifteenth calendar day prior to the relevant Distribution Payment Date. Such Distribution Payment Dates shall correspond to the interest payment dates on the Debentures. The Debenture Issuer has the right under the Indenture to defer payments of interest by extending the interest payment period from time to time on the Debentures for a period, which period shall end on a Distribution Payment Date, not exceeding 20 consecutive quarterly periods (each, a "Deferral Period"), provided that no Deferral Period shall last beyond the redemption date or the maturity or earlier prepayment of the Debentures and, as a consequence of such deferral, quarterly Distributions will also be deferred. Despite such deferral, quarterly Distributions will continue to accrue with interest thereon (to the extent permitted by applicable law) at the Distribution Rate compounded quarterly during any such Deferral Period. Prior to the termination of any such Deferral Period, the Debenture Issuer may further extend such Deferral Period; provided that such Deferral Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarterly periods or extend beyond the redemption date or maturity or earlier prepayment of the Debentures. Payments of Distributions will be payable to Holders as they appear on the books and records of the Trust on the first record date after the end of the Deferral Period. Upon the termination of any Deferral Period and the payment of all amounts then due, the Debenture Issuer may commence a new Deferral Period, subject to the above requirements.

The Preferred Securities shall be redeemable as provided in the Declaration of Trust.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security Certificate to:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
        (Insert assignee's social security or tax identification number)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                    (Insert address and zip code of assignee)

and irrevocably appoints


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
agent to transfer this Preferred Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:  ____________________

Signature: ______________________________
         (Sign exactly as your name appears on the other side of this Preferred Security Certificate)

(Signature(s) must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Trustee, which requirements include membership or participation in STAMP or such other "signature guaranty program" as may be determined by the Trustee in addition to or in substitution for STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)